UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 12, 2010

OTIX GLOBAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4246 South Riverboat Road, Suite 300

Salt Lake City, UT 84123

(Address of principal executive offices)

(801) 312-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

Reverse Stock Split

On March 12, 2010, Company management implemented the Board of Directors’ approval of a reverse stock split at a 1-for-5 ratio, which is expected to become effective at 9:30 a.m. EDT on or about March 29, 2010 (the “Effective Time”). The shareholders had approved the reverse stock split on May 7, 2009. As a result of the reverse stock split, every 5 shares of the Company’s common stock that are issued as of the Effective Time will be automatically combined into one issued and outstanding share, with a change in the par value of such shares from $0.001 to $0.005 per share, subject to the elimination of fractional shares.

The Company issued a press release on March 12, 2010 announcing the authorization and approval of the reverse stock split by the Company’s stockholders and providing certain information with respect to the reverse stock split. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated March 12, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2010

SONIC INNOVATIONS, INC.

/s/ MICHAEL M. HALLORAN
Michael M. Halloran
Vice President and Chief Financial Officer